Exhibit 99.1

Cadence Financial Corporation Reports First Quarter Results

STARKVILLE, Miss.--(BUSINESS WIRE)--Cadence Financial Corporation (NASDAQ: CADE), a financial holding company whose principal subsidiary is Cadence Bank, N.A., today reported net income of $2.8 million, or $0.23 per diluted share, for the first quarter ended March 31, 2008 compared with net income of $103,000, or $0.01 per diluted share, in the first quarter of 2007.

“Cadence reported a 6.0% increase in net interest income to $14.5 million in the first quarter of 2008 compared with the same quarter last year,” stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. “We benefited from continued loan growth and from improved margin management. Total loans grew 9.4% to a record $1.3 billion based on loans generated in our newer markets of middle Tennessee, Florida, Memphis and Birmingham.”

First Quarter Results

Net interest income rose 6.0% to $14.5 million in the first quarter of 2008 compared with $13.7 million in the first quarter of 2007. The growth in net interest income was due to a 6.3% increase in earning assets to $1.8 billion, partially offset by a 3 basis point decrease in net interest margin.

“We maintained our net margin at 3.23% in the first quarter compared with the last quarter of 2007 despite the significant decrease in interest rates,” continued Mr. Mallory. “Our funding strategy has focused on substituting wholesale funding sources for more expensive traditional deposits in a rapidly declining rate environment. As a result, our margin benefited as overall costs of funds declined at a faster rate than our loan yields in the first quarter, more than offsetting the impact the 200 basis point reduction in Federal Funds rate during the first quarter of 2008 had on our variable rate loans, which comprise approximately 62% of our total loan portfolio. We expect to be more aggressive in acquiring new deposits as interest rates begin to stabilize.”

Total interest income declined 2.9% to $28.6 million for the first quarter of 2008 compared with $29.5 million in the first quarter of 2007. Interest and fees on loans decreased 3.9% to $23.0 million due to a 97 basis point decline in average loan yields, offset partially by a $108.8 million increase in average loan balances compared with the first quarter of 2007. Interest and dividends on investment securities rose 5.1% to $5.4 million compared with the first quarter of 2007 due to a 13 basis point increase in yield and a $6.2 million increase in average investment securities.

Cadence’s provision for loan losses was $3.0 million in the first quarter of 2008 compared with $1.2 million in the first quarter of 2007. The increase was primarily related to downgrades on construction and development loans that added approximately $1.8 million to the first quarter’s provision for loan losses. At the end of the first quarter, the allowance for loan losses was $15.0 million, or 1.1% of total loans, compared with $12.9 million, or 1.0% of total loans, in the first quarter of 2007. The allowance totaled 109.9% of non-performing loans at the end of the first quarter of 2008 compared with 114% in the first quarter of 2007.

“We remain focused on asset quality and believe our diversification of loans across markets has provided some buffer to the overall weakness in the credit markets,” noted Mr. Mallory. “We have assigned three senior officers to manage workout situations and to expedite the disposition of defaulted assets. Our intention is to recognize problem loans quickly and to act aggressively to minimize the potential for future losses.”

Net interest income after provision for loan losses declined 7.6% to $11.5 million in the first quarter of 2008 compared with $12.5 million in the first quarter of 2007.

Non-interest income increased to $6.0 million in the first quarter of 2008 compared with $445,000 in the first quarter of 2007. The 2007 results included a $5.1 impairment loss on securities and reflects the restatement of the first quarter’s results related to Cadence’s decision to rescind its application of SFAS 159 to the securities previously reclassified from the available for sale account to the trading account as reported in its first quarter 2007 earnings press release and Form 10-Q. The 2008 results include a $203,000 gain on securities compared with an $8,000 gain in the same period of 2007.

Non-interest expenses increased 2.8% to $13.8 million in the first quarter of 2008 compared with the first quarter of 2007.

Income before taxes rose to $3.7 million in the first quarter of 2008 compared with a loss of $543,000 in the first quarter of 2007.

Net income for the first quarter of 2008 was $2.8 million, or $0.23 per diluted share, compared with net income of $103,000, or $0.01 per diluted share, in the first quarter of 2007.

Book value per share increased to $16.56 at March 31, 2008 compared with $16.13 at March 31, 2007. Shareholders’ equity was $197.2 million and $191.9 million at March 31, 2008 and 2007, respectively.

2008 Expectations

Cadence expects earnings for 2008 to be in the range of $0.86 to $0.95 per diluted share compared with $0.82 per diluted share reported in 2007. The 2008 earnings estimate is based on a declining interest rate environment, slower loan growth, a softer economy and an increase in the provision for loan losses compared with 2007.

Expectations for the second quarter of 2008 are for earnings to be in the range of $0.18 - $0.21 per share. Cadence’s 2007 second quarter earnings were $0.30 per diluted share.

Conference Call

Cadence Financial Corporation will provide an on-line, real-time webcast and rebroadcast of its fourth quarter results conference call to be held tomorrow, April 22, 2008. The live broadcast will be available on-line at www.cadencebanking.com under investor information as well as www.investorcalendar.com beginning at 10:00 a.m. (Eastern Time). The on-line replay will follow immediately and continue for 30 days.

About Cadence Financial Corporation

Cadence Financial Corporation is a $2.0 billion financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence’s stock is listed on the NASDAQ Global Select Market under the symbol CADE.

Forward-Looking Statements

This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
MARCH 31,

($ in thousands, except share data)

	2008	2007
ASSETS:

Cash and Due From Banks	$43,869	$41,484
Interest Bearing Deposits Due From Banks	10,216	9,362
Total Cash and Due From Banks	54,085	50,846

Securities:
Securities Available-for-Sale	419,054	403,430
Securities Held-to-Maturity	20,557	23,493
Total Securities	439,611	426,923

Federal Funds Sold and Securities Purchased Under Agreements To Resell	2,356	15,963

Other Earning Assets	18,493	17,696

Loans	1,363,800	1,246,612
Less: Allowance for Loan Losses	(15,022)	(12,909)
Net Loans	1,348,778	1,233,703

Premises and Equipment, Net	35,301	32,897
Interest Receivable	11,323	11,156
Other Real Estate Owned	13,746	4,760
Goodwill and Other Intangibles	69,462	71,035
Other Assets	16,695	18,831
Total Assets	$2,009,850	$1,883,810

LIABILITIES AND SHAREHOLDERS' EQUITY:

Noninterest-Bearing Deposits	$181,776	$185,661
Interest-Bearing Deposits	1,214,763	1,269,621
Total Deposits	1,396,539	1,455,282
Interest Payable	3,335	5,873
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	109,037	86,478
Federal Home Loan Bank Borrowings	260,714	97,444
Subordinated Debentures	30,928	37,114
Other Liabilities	12,140	9,751
Total Liabilities	1,812,693	1,691,942

SHAREHOLDERS' EQUITY:

Common Stock - $1 Par Value, Authorized 50,000,000 shares, Issued - 11,904,132 Shares at March 31, 2008 and 11,894,932 Shares at March 31, 2007	11,904	11,895
Surplus and Undivided Profits	183,552	183,218
Accumulated Other Comprehensive Income (Loss)	1,701	(3,245)
Total Shareholders' Equity	197,157	191,868
Total Liabilities and Shareholders' Equity	$2,009,850	$1,883,810

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

($ in thousands, except share and per share data)

	FOR THE THREE MONTHS
	ENDED MARCH 31
	2008	2007
INTEREST INCOME:

Interest and Fees on Loans	$23,045	$23,972
Interest and Dividends on Investment Securities	5,440	5,178
Other Interest Income	124	315
Total Interest Income	28,609	29,465

INTEREST EXPENSE:

Interest on Deposits	10,665	12,735
Interest on Borrowed Funds	3,425	3,031
Total Interest Expense	14,090	15,766
Net Interest Income	14,519	13,699
Provision for Loan Losses	3,000	1,229
Net Interest Income After Provision for Loan Losses	11,519	12,470

OTHER INCOME:

Service Charges on Deposit Accounts	2,137	2,153
Trust Department Income	564	612
Insurance Commission and Fee Income	1,379	1,501
Mortgage Loan Fee Income	360	343
Other Non-Interest Income	1,360	925
Gains (Losses) on Securities - Net	203	8
Impairment Loss on Securities	-	(5,097)
Total Other Income	6,003	445

OTHER EXPENSE:

Salaries and Employee Benefits	7,967	7,776
Net Premises and Fixed Asset Expense	1,996	2,048
Other Operating Expense	3,868	3,634
Total Other Expense	13,831	13,458

Income Before Income Taxes	3,691	(543)
Applicable Income Tax Expense	930	(646)
Net Income	$2,761	$103

Earnings Per Share:
Basic	$0.23	$0.01
Diluted	$0.23	$0.01

Average Weighted Shares:
Primary	11,903,110	11,890,732
Diluted	11,918,343	11,911,931

CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)

FOR THE THREE MONTHS ENDED MARCH 31:	2008	2007

Net Earnings	$2,761	$103
Basic and Diluted Earnings Per Share	0.23	0.01
Cash Dividends Per Share	0.25	0.25

ANNUALIZED RETURNS
Return on Average Assets	0.6%	0.0%
Return on Average Equity	5.6%	0.1%

SELECTED BALANCES AT MARCH 31:	2008	2007

Total Assets	$2,009,850	$1,883,810
Deposits and Securities Sold Under Agreements to Repurchase	1,441,176	1,491,760
Loans	1,363,800	1,246,612
Total Securities	439,611	426,923
Shareholders' Equity	197,157	191,868
Closing Market Price Per Share	16.23	20.00
Book Value Per Share	16.56	16.13
Tangible Equity	127,695	120,833
Tangible Book Value Per Share	10.73	10.16

CADENCE FINANCIAL CORPORATION

($ in thousands)

	3/31/08	12/31/07	3/31/07
LOAN BALANCES BY TYPE:
Commercial and Industrial	$232,951	$233,055	$234,127
Personal	34,121	34,702	34,740
Real Estate:
Construction	275,049	281,391	237,364
Commercial Real Estate	597,140	573,387	506,985
Real Estate Secured by Residential Properties	129,729	130,432	137,952
Mortgage	33,835	35,392	42,589
Total Real Estate	1,035,753	1,020,602	924,890
Other	60,975	49,488	52,855
Total	$1,363,800	$1,337,847	$1,246,612

ASSET QUALITY DATA:
Nonaccrual Loans	$10,554	$3,585	$9,248
Loans 90+ Days Past Due	3,114	5,552	2,074
Total Non-Performing Loans	13,668	9,137	11,322
Other Real Estate Owned	13,746	10,678	4,760
Total Non-Performing Assets	$27,414	$19,815	$16,082

Non-Performing Loans to Total Loans	1.0%	0.7%	0.9%
Non-Performing Assets to Total Loans and OREO	2.0%	1.5%	1.3%
Allowance for Loan Losses to Non-Performing Loans	109.9%	163.4%	114.0%
Allowance for Loan Losses to Total Loans	1.1%	1.1%	1.0%
Classified Assets to Capital	29.3%	25.6%	17.7%
Classified Loans to Capital	21.8%	20.0%	15.2%
Classified Loans to Total Loans	3.2%	2.9%	2.3%
Loans 30+ Days Past Due to Total Loans	1.7%	1.9%	1.6%
(loans not included in non-performing loans)
Net Chargeoffs to Average Loans YTD	0.2%	0.4%	0.0%

NET CHARGEOFFS FOR QUARTER	$2,904	$1,003	$556

INTANGIBLE ASSET AMORTIZATION FOR QUARTER	$277	$285	$388

CADENCE FINANCIAL CORPORATION
LOANS AND DEPOSITS BY STATE/REGION

AS OF MARCH 31, 2008:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	30%	9%	6%	28%	13%	11%	3%	100%

DEPOSITS	62%	11%	1%	12%	5%	6%	3%	100%

AS OF MARCH 31, 2007:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	33%	9%	5%	30%	8%	10%	5%	100%

DEPOSITS	63%	10%	1%	14%	2%	6%	5%	100%

REAL ESTATE LOAN BALANCES BY STATE/REGION - LINKED QUARTERS ($ in thousands)

		3/31/08			12/31/07
		Balance	% of Total		Balance	% of Total
Mississippi		$ 237,775	23%		$ 245,269	24%
Tuscaloosa		98,667	10%		102,759	10%
Birmingham		70,195	7%		68,552	7%
Memphis		244,967	24%		250,402	25%
Middle Tennessee		167,693	16%		140,707	14%
Florida		133,225	13%		126,296	12%
Georgia		36,648	3%		40,560	3%
Administration		46,583	4%		46,057	5%
Total		$ 1,035,753	100%		$ 1,020,602	100%

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

($ in thousands)

	Average Balance
	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
	3/31/08	3/31/07	12/31/07	12/31/07
EARNING ASSETS:
Net loans	$1,347,147	$1,238,349	$1,332,581	$1,284,762
Federal funds sold and other interest-bearing assets	18,316	25,927	21,107	19,384
Securities:
Taxable	333,090	332,131	331,054	335,564
Tax-exempt	110,766	105,478	107,906	104,995
Totals	1,809,319	1,701,885	1,792,648	1,744,705

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	1,237,965	1,268,359	1,243,667	1,248,812
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	366,808	233,185	347,726	293,087
Totals	1,604,773	1,501,544	1,591,393	1,541,899

Net amounts	$204,546	$200,341	$201,255	$202,806

	Interest For
	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
	3/31/08	3/31/07	12/31/07	12/31/07
EARNING ASSETS:
Net loans	$23,045	$23,972	$25,264	$99,591
Federal funds sold and other interest-bearing assets	124	315	250	970
Securities:
Taxable	4,290	4,090	4,296	17,173
Tax-exempt	1,150	1,088	1,129	4,379
Totals	28,609	29,465	30,939	122,113

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	10,665	12,735	12,217	49,945
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	3,425	3,031	4,133	14,900
Totals	14,090	15,766	16,350	64,845

Net amounts	$14,519	$13,699	$14,589	$57,268

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

($ in thousands)

	Yields Earned
	And Rates Paid (%)
	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
	3/31/08	3/31/07	12/31/07	12/31/07
EARNING ASSETS:
Net loans	6.88	7.85	7.52	7.75
Federal funds sold and other interest-bearing assets	2.72	4.93	4.70	5.00
Securities:
Taxable	5.18	4.99	5.15	5.12
Tax-exempt	4.18	4.19	4.15	4.17
Totals	6.36	7.02	6.85	7.00

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	3.46	4.07	3.90	4.00
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	3.76	5.27	4.72	5.08
Totals	3.53	4.26	4.08	4.21

Net margin	3.23	3.26	3.23	3.28

Note: Yields on a tax equivalent basis would be:
Tax-exempt securities	6.43	6.44	6.39	6.42
Total earning assets	6.50	7.16	6.98	7.13
Net margin	3.37	3.40	3.36	3.42

Tax equivalent income (in thousands)	$619	$586	$608	$2,358

CONTACT:
Cadence Financial Corporation
Richard T. Haston, 662-324-4258